Exhibit 10.1

THIRD AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT FACILITY AGREEMENT (this “Agreement”), dated as of August 31, 2020, by and among Flux Power, Inc., a California corporation (“Borrower”), Esenjay Investments, LLC, Cleveland Capital, L.P., Otto Candies, Jr., Paul Candies, Brett Candies, Winn Interest, Ltd., and Tabone Family Partnership (as assignee to the interests, rights and obligations of Helen M. Tabone*)(collectively, the “Other Lenders”), and additional parties who may subsequently become a party to this Agreement as a lender pursuant to Section 15 hereof (“Additional Lenders,” and together with Esenjay and Other Lenders, the “Lenders”).

WHEREAS, Borrower and Esenjay entered into that certain Credit Facility Agreement, dated as of March 22, 2018 (“Effective Date”), as amended and restated pursuant to that certain Amended and Restated Credit Facility Agreement dated March 28, 2019, as further amended and restated by that certain Second Amended and Restated Credit Facility Agreement dated October 10, 2019 (as amended and restated and currently in effect, the “Original Agreement”), to provide Borrower with a line of credit (the “LOC”) in a maximum principal amount at any time outstanding of up to Ten Million Dollars ($10,000,000);

WHEREAS, the Lenders agreed to amend and restate their individual promissory notes issued under the Original Agreement to increase the LOC from Ten Million Dollars ($10,000,000) to Twelve Million Dollars ($12,000,000) and extend the maturity date to December 31, 2020, and also to add provisions pursuant to which the outstanding amounts under the promissory notes are convertible into shares of common stock of Flux Power Holdings, Inc., at $4.00 per share (“Conversion Provision”).

WHEREAS, Esenjay is an existing Lender under the LOC and also currently a holder of an Amended and Restated Convertible Promissory Note, dated March 9, 2020, issued by Flux Power Holdings, Inc., a Nevada corporation and the the parent of Borrower (“Flux Power”) for the principal amount One Million Four Hundred Thousand Dollars ($1,400,000) as delivered on June 2, 2020, of which $500,000 in principal is outstanding as of August 31, 2020 (“Esenjay Note”);

WHEREAS, the Lenders, Esenjay (in its capacity as holder of the Esenjay Note) and Borrower wish to consolidate the outstanding obligations under the Esenjay Note, principal plus accrued interest, into the Advances (as defined below) under this Agreement; and

WHEREAS, the parties hereto desire to amend and restate the Original Agreement to (i) memorialize the increase in the LOC from Ten Million Dollars ($10,000,000) to Twelve Million Dollars ($12,000,000), (ii) extend the maturity date from December 31, 2020 to September 30, 2021, (iii) memorialize the Conversion Provision under the promissory notes previously issued in connection with the LOC and (iv) to include and consolidate the outstanding obligations under the Esenjay Note into the Advances made under this Agreement.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Borrower and the Lenders hereby amend and restate the Original Agreement in its entirety and agree as follows:

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1.        Credit Facility.

(a)       Subject to the sole discretion of each individual Lender, and subject to the terms and conditions of this Agreement, each of the Lenders severally agrees to extend a LOC, in the aggregate, of up to Twelve Million Dollars ($12,000,000) (the “Advances”) to Borrower from time to time from the Effective Date until September 30, 2021. The Advances shall be made pro rata in accordance with each Lender’s Pro Rata Percentages (as defined below), provided, however, to the extent such Lender elects not to make an Advance or the full amount of its right to make an Advance (each event, a “Shortfall”), the other Lenders may elect to make up the Shortfall, if any. Borrower and each of the Lenders acknowledge and agree that Schedule A sets forth, as of August 31, 2020, each of the Lender’s outstanding principal amount and accrued and unpaid interest under this Agreement and the Notes (including the inclusion of the Esenjay Note to Esenjay’s outstanding principal amount under the Note held by Esenjay). For the purpose of this Agreement, the Lender’s Pro Rata Percentage shall mean (i) the total outstanding principal amount owed the Note (as defined below) held by the Lender divided by (ii) the aggregate amount of all outstanding principal amount owed under the Notes then held all Lenders.

(b)       The Advances shall be evidenced by separate amended and restated promissory notes of Borrower in substantially the form of Exhibits A-1 and A-2 attached hereto dated of even date with this Agreement (except for the Note evidencing Borrowers’ prior Advances to date, which shall be amended to reflect the increase to the amount of the Advances per this Agreement) ( each a “Note” and collectively, the “Notes”), and completed with appropriate insertions. One Note shall be payable to the order of each Lender in the principal amount equal to the LOC commitment or, if less, the outstanding amount of all Advances made by such Lender, plus interest accrued thereon, as set forth below. All Advances shall be made pursuant the terms and obligations set forth in the Note.

(c)       For the purposes of the Advances, subject to the limitations, terms and conditions set forth in the Notes, Borrower may, from time to time, prior to the Due Date (as defined in the Note), draw down, repay, and re-borrow on the Note, by giving notice to the Lenders of the amount to be requested to be drawn down.

(d)       In order to secure Borrower’s performance under the Note, Borrower and the Lenders entered into an Amended and Restated Security Agreement, dated March 28, 2019, as amended on October 10, 2019, and as further amended and restated pursuant to that certain Second Amended and Restated Security Agreement dated as of the date hereof and entered into concurrently with this Agreement (as amended and restated, the “Security Agreement”), the terms of which are incorporated herein by this reference. Such Security Agreement shall reflect the increase to the amount of the Advances per this Agreement, and include the obligations under the Esenjay Note which are being included as Advances under this Agreement and reflected in the Notes.

(e)       All Advances shall be used by Borrower for the purchase of inventory and related operational support expenses.

(f)       The Note and the Security Agreement, together with all of the other agreements, documents, and instruments heretofore or hereafter executed in connection therewith or with the Loan to be made under this Agreement, as the same may be amended, supplemented or modified from time to time, shall collectively be referred to herein as the “Loan Documents.”

(g)       The parties and Flux Power agree to the Conversion Provision set forth in the Note.

2.       Interest Rate and Fees. Interest and fees shall accrue and be payable on the Loan as set forth in the Note.

3.       Assignment and Inclusion of Esenjay Note. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Flux Power hereby grants, assigns, transfers and sets over to the Borrower all of its right, title and interest in and to the Esenjay Note; and Esenjay agrees and consents to such assignment. The Lenders and Borrower hereby consent to the inclusion of all of the outstanding obligations under the Esenjay Note onto the Note. Upon the execution of the Note held by Esenjay, Esenjay fully releases and discharges Flux Power under the Esenjay Note.

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4.       Representations and Warranties of Borrower. Borrower represents and warrants to the Lenders that:

(a)       Corporate Existence and Power.

(i)       Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

(ii)       Borrower has the power and authority to own its properties and assets and to carry out its business as now being conducted.

(iii)       Borrower has the power and authority to execute, deliver and perform the Loan Documents to which it is a party, to borrow and guaranty money in accordance with the terms thereof, to execute, deliver and perform its obligations under the Note and the other Loan Documents to which it is a party and any other documents made by it as contemplated hereby, and to grant to the Lenders liens and security interests in the Collateral (as defined in the Security Agreement) as hereby contemplated.

(b)       Authorization and Approvals. All corporate action on the part of Borrower, its board of directors, and shareholders necessary for the (a) authorization, execution, delivery and performance by it of the Loan Documents to which it is a party, and (b) the performance of its obligations under the Loan Documents, has been taken or will be taken prior to this Agreement. This Agreement and the other Loan Documents, when executed and delivered by Borrower, shall constitute the valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

(c)       Pre-existing business relationship; Experience. Borrower has a pre-existing business relationship with the Lenders and has such knowledge and experience in financial and business matters: (a) to be capable of evaluating the merits and risks of the LOC, (b) to make an informed decision relating thereto, and (c) to protect its own interests in connection with the transaction contemplated by this Agreement.

(d)       Compliance with Laws, Etc. The execution and delivery of this Agreement and the Note hereunder does not and will not violate any requirement of law or any contractual obligation of Borrower.

(e)       Defaults. Borrower is not currently in default of any contractual obligation that would have a material adverse effect on Borrower’s business, assets or financial condition.

(f)       Litigation. There is no litigation, arbitration or other proceedings taking place, pending or to the knowledge of Borrower threatened against Borrower or any of its assets which questions the validity of this Agreement or the right of Borrower to enter into it or to consummate the transactions contemplated hereby.

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5.       Representations and Warranties of Each of the Lenders. Each of the Lenders severally represents and warrants to Borrower that:

(a)       Requisite Power and Authority. The Lender has all of the requisite power, authority, and capacity to execute, deliver, and comply with the terms of this Agreement, and such execution, delivery, and compliance does not conflict with, or constitute a default under, any instruments governing the Lender, any law, regulation or order, or any agreement to which the Lender is a party or by which the Lender may be bound. All action on the Lender’s part necessary for the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of all obligations of the Lender hereunder has been taken. This Agreement has been duly executed and delivered by the Lender.

(b)       Pre-existing business relationship; Experience. The Lender has a pre-existing business relationship with Borrower and has such knowledge and experience in financial and business matters: (a) to be capable of evaluating the merits and risks of the loan to Borrower, (b) to make an informed decision relating thereto, and (c) to protect its own interests in connection with the transaction contemplated by this Agreement.

6.       Notices. Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party will be in writing and will be given by delivery in person, by facsimile transmission, by email or other electronic communication, by overnight courier or by registered or certified mail, postage prepaid (and will be deemed given when delivered if delivered by hand, when transmission confirmation is received if delivered by facsimile, three (3) days after mailing if mailed by United States mail, and one (1) business day after deposited with an overnight courier service if delivered by overnight courier), as follows:

If to Borrower:	Flux Power, Inc.
Attn: President
2685 S. Melrose Drive
Vista, CA 92081
rdutt@fluxpwr.com

If to Lender:	Esenjay Investments, LLC
Attn: Howard Williams
500 N. Water, Suite 1100S
Corpus Christi, TX 78471
Williams@epc-cc.com

Cleveland Capital, L.P.
Attn: Wade Massad
1250 Linda Street, Suite 304
Rocky River, OH 44116

or at such other address of which any party may, from time to time, advise the other party by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or facsimile (with confirmation) thereof.

7.       Entire Agreement. This Agreement, the Loan Documents, and the other agreements entered into in connection herewith supersede all prior negotiations and agreements (whether written or oral) and constitute the entire understanding among the parties hereto.

8.       Successors. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns.

9.       Headings. The section headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

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10.       Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California without reference to principles of conflict of law and, in the event of any litigation or other dispute in connection with this Agreement or any of the exhibits attached hereto, the venue and jurisdiction of which shall be in Los Angeles County, California.

11.       Delay, Etc. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy, nor constitute any course of dealing or performance hereunder.

12.       Costs and Attorneys’ Fees. If any action, suit, arbitration proceeding or other proceeding is instituted arising out of this Agreement, the prevailing party shall recover all of such party’s costs, including, without limitation, the court costs and reasonable attorneys’ fees incurred therein, including any and all appeals or petitions therefrom.

13.       Waiver and Amendment. Any of the terms and provisions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but only by a written instrument executed by such party. This Agreement may be amended only by an agreement in writing executed by the parties hereto, provided however, the admission of an “Additional Lender” shall not require any consent or approval from the Lenders, and Schedule A may be amended by the Company from time to time to provide for Additional Lenders who join as a party to this Agreement with no consent or approval required from the Lenders. Upon the admission of a new Additional Lender, the Company shall provide the existing Lenders with notice of new Additional Lender and updated Schedule A with the new adjusted Lender Percentages.

14.       Consent to Amendment and Restatement; Effect of Amendment and Restatement. The Lenders hereby consent to all amendments and modifications made to the Loan Documents and LOC prior to the date hereof as of the date such amendment and modification was made. In addition, the Lenders, as of the date of this Agreement, hereby consent to the amendment and restatement of the Original Agreement pursuant to the terms of this Agreement and the amendment or amendment and restatement of the other Loan Documents. Upon the execution by all parties to this Agreement, the Original Agreement shall be amended and restated in its entirety by this Agreement, and the Original Agreement shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by this Agreement.

15.       Additional Lenders. Notwithstanding anything to the contrary contained herein, a party may become a Lender under this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed a “Lender” for all purposes hereunder.

16.       Counterparts; Electronic Transmission. This Agreement may be executed in one or more counterparts (any of which may be delivered by fax or electronic mail transmission), each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

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IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement effective as of the date first above written.

BORROWER:

Flux Power, Inc.,
a California corporation

By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

Solely for purpose of Acknowledment and Consent to Section 1(g) and Section 3 only

Flux Power Holdings, Inc.*
a Nevada corporation

By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

LENDERS:

Esenjay Investments, LLC

By:	/s/ Michael Johnson
Name	Michael Johnson
Title

Cleveland Capital, L.P.

By:	/s/ Wade Massad
Name	Wade Massad
Title

/s/ Otto Candies, Jr.
Otto Candies, Jr.

/s/ Paul Candies
Paul Candies

/s/ Brett Candies
Brett Candies

Winn Interest, Ltd.

By:	/s/ Tom Winn
Name	Tom Winn
Title

Tabone Family Partnership (assignee of all rights and obligations of Helen M. Tabone)*

By:	/s/ Jean Pedley
Name	Jean Pedley
Title

/s/ Helen M. Tabone*
Helen M. Tabone*

*By executing this Agreement, Helen M. Tabone and Tabone Family Partnership (“Tabone Parties”) hereby represent, warrant and confirm to the Borrower that all of the rights, interests and obligations of Helen M. Tabone under the Loan Documents have been assigned, transferred to and assumed by Tabone Family Partnership. As such, the Tabone Parties confirm to the Borrower that as of the date of the Agreement, Helen M. Tabone is not a “Lender” and the Tabone Family Partnership is a “Lender” under this Agreement.

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ADDITIONAL LENDER*

Print Name

By:
Name:
Title:
Address:
Date:

*Pursuant to Section 15 of the Third Amended and Restated Credit Facility Agreement dated August 31, 2020.

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SCHEDULE A

Outstanding Obligations as of August 31, 2020

Lenders	Principal Amount(1)	Accrued and Unpaid Interest(1)
Esenjay Investments, LLC	$883,746	$84,934

Cleveland Capital, L.P.	$1,719,656	$44,424

Otto Candies Jr.	$107,319	$8,272

Paul Candies	$174,021	$4,496

Brett Candies	$174,021	$4,496

Winn Interest, Ltd.	$1,320,929	$34,124

Tabone Family Partnership	$16,737	$2,266

(1)	Consists of (i) $3,896,429 in principal outstanding under the LOC, plus $ 118,741 in accrued and unpaid interest, and (ii) $500,000 in principal outstanding under the Esenjay Note, plus $64,271 in accrued and unpaid interest.

EXHIBIT A-1

FORM OF AMENDED AND RESTATED SECURED PROMISSORY NOTE

EXHIBIT A-2

FORM OF SECOND AMENDED AND RESTATED SECURED PROMISSORY NOTE

Esenjay Investments, LLC